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                                                                   EXHIBIT 10.27

                       AMENDMENT NO. 2 TO PROMISSORY NOTE

         This Amendment No. 2 (this "Amendment") is by and between Candice Carpenter and iVillage Inc., a Delaware corporation ("iVillage"), to the Promissory Note of Candice Carpenter, dated as of June 5, 1998, and amended as of October 5, 2000 (the "Note"), is made as of this 19th day of December, 2002. Except as otherwise provided herein, the terms used in this Amendment shall have the same meanings ascribed to them in the Note.

         WHEREAS, the parties desire to amend certain provisions of the Note;

         NOW, THEREFORE, in consideration of the mutual promises and covenants herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Candice Carpenter and iVillage hereby agree as follows:

         The following, when fully-executed, shall constitute an amendment to the Note:

         1. The first sentence in the first paragraph of the Note is hereby amended by deleting the phrase "an annual basis on December 31 of each year commencing on December 31, 1998" and substituting in its place and stead the following "a monthly basis on the fifteenth
             (15th) day of each month commencing on January 15, 2003. Candice Carpenter and iVillage hereby agree that the amount of interest payable monthly pursuant to the foregoing sentence shall be Two Thousand Three Hundred Twenty-Five Dollars ($2,325) per month (or Twenty-Seven Thousand Nine Hundred Dollars ($27,900) per year)".

         2. The first sentence in the third paragraph of the Note is hereby amended by deleting the term "December 31, 2002" and substituting in its place and stead the term "December 31, 2004".

         3.  Subsection (b) of the last sentence of the last paragraph of the
             Note is hereby amended by deleting the first reference to "Borrower" in such subsection (b) and substituting in its place and stead the term "iVillage". All other references to Borrower in such subsection (b) shall remain unchanged.

         Except as herein modified and amended, the Note will remain in all respects in full force and effect. Nothing herein shall be construed to alter the non-recourse provisions of the Note.


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         IN WITNESS WHEREOF, the parties hereto have duly executed this
Amendment as of the date above.

                                                 iVILLAGE INC.


                                            By:  /s/ Steven A. Elkes
                                                 ---------------------------
                                          Name:  Steven A. Elkes
                                          Title: Executive Vice President,
                                                 Operations and Business Affairs


                                                 CANDICE CARPENTER


                                                 /s/ Candice Carpenter
                                                 ---------------------------


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